Exhibit 99.l

WestRock Reports Fiscal 2020 First Quarter Results

ATLANTA--(BUSINESS WIRE)--January 30, 2020--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal first quarter ended December 31, 2019.

Notable items in the first quarter of fiscal 2020 include:

  Net sales of $4.42 billion increased by 2.2% compared to the prior year quarter
  Earned $0.53 per diluted share and $0.58 of adjusted earnings per diluted share compared to $0.54 per diluted share and $0.83 of adjusted earnings per diluted share in the prior year quarter
  Achieved more than $110 million of cumulative KapStone run-rate synergies and performance improvements through December 31, 2019
  Generated net cash provided by operating activities of $431 million compared to $303 million in the prior year quarter; generated Adjusted Operating Cash Flow of $453 million compared to $348 million in the prior year quarter

“We continue to execute our strategy to be the leading provider of differentiated paper and packaging solutions for our customers,” said Steve Voorhees, chief executive officer. “We achieved our guidance for the first quarter and remain focused on organic growth, productivity, free cash flow generation and debt reduction.”

Consolidated Financial Results

WestRock’s performance for the three months ended December 31, 2019 and December 31, 2018 (in millions):

	Three Months Ended
	Dec. 31, 2019	Dec. 31, 2018	Change

Net sales	$4,423.7	$4,327.4	$96.3

Segment income	$331.0	$324.4	$6.6
Non-allocated expenses	(18.2)	(19.0)	0.8
Depreciation	271.4	256.8	14.6
Amortization	109.8	102.3	7.5
Segment EBITDA	694.0	664.5	29.5
Adjustments (1)	(18.7)	68.7	(87.4)
Adjusted Segment EBITDA	$675.3	$733.2	$(57.9)

(1) See the Adjusted Net Income tables on page 10 for adjustments

Operating Highlights for the Three Months Ended December 31, 2019 compared to December 31, 2018:

Net sales increased $96 million compared to the prior year quarter, primarily due to an additional month of KapStone Paper and Packaging Corporation (“KapStone”) ownership in fiscal 2020. The increase in sales related to KapStone was partially offset by lower pulp and corrugated prices and lower consumer paperboard volumes.

Segment income increased $7 million compared to the prior year quarter. Corrugated Packaging segment income increased $37 million and Consumer Packaging segment income decreased $31 million.

Additional information about the changes in segment net sales and income is included below.

Restructuring and Other Items

Restructuring and other items during the first quarter of fiscal 2020 included the following pre-tax costs:

  $25 million of restructuring costs, primarily associated with severance and other employee costs (including a voluntary retirement program), impairment of equipment and plant consolidations
  $5 million of integration costs, primarily related to the KapStone acquisition

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $431 million in the first quarter of fiscal 2020 compared to $303 million in the prior year quarter.

During the first quarter of fiscal 2020, WestRock received the final $32 million of insurance proceeds related to Hurricane Michael recoveries, of which $31 million was included in net cash provided by operating activities and $1 million was included in net cash used for investing activities. Segment income and Adjusted Segment EBITDA each included income of $12 million from the receipt of business interruption insurance proceeds.

Total debt was $10.21 billion at December 31, 2019, or $9.99 billion excluding $223 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions. Total debt at December 31, 2019 included $100 million of finance lease obligations recharacterized from a liability to debt as part of the adoption of ASC 842 “Leases” in fiscal 2020. During the first quarter of fiscal 2020, WestRock invested $375 million in capital expenditures and paid $120 million in dividends to stockholders.

Segment Results

WestRock’s segment performance for the three months ended December 31, 2019 and December 31, 2018 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Dec. 31, 2019	Dec. 31, 2018	Change

Segment net sales	$2,909.5	$2,733.8	$175.7

Segment income	$283.4	$246.8	$36.6
Depreciation	186.5	168.6	17.9
Amortization	57.8	49.9	7.9
Segment EBITDA	527.7	465.3	62.4
Adjustments (1)	(20.1)	68.1	(88.2)
Adjusted Segment EBITDA	$507.6	$533.4	$(25.8)

(1) See the Adjusted Net Income tables on page 10 for adjustments

Operating Highlights for the Three Months Ended December 31, 2019 compared to December 31, 2018:

Segment net sales increased $176 million, primarily reflecting approximately $278 million of net sales from KapStone for the month of October 2019 that were partially offset by $109 million of lower selling price/mix on sales for the quarter. The Corrugated Packaging segment delivered a Segment EBITDA margin of 18.1% and a North American Adjusted Segment EBITDA margin of 19.3%. North American box shipments increased 4.5% on a per day basis.

Segment income increased $37 million due to the net favorable impact of $56 million of Hurricane Michael direct costs and insurance recoveries and an estimated $31 million of lost production and sales in the prior year. In addition, we realized net cost deflation, productivity and other items of $50 million, and we also received $12 million of business interruption insurance proceeds that were more than offset by lower sales and increased costs as a result of the North Charleston, South Carolina mill reconfiguration. These items were partially offset by the margin impact of lower selling price/mix of $129 million and an estimated $8 million of cost from increased maintenance downtime. The prior year period included $25 million of acquisition inventory step-up expense.

Consumer Packaging Segment

	Three Months Ended
	Dec. 31, 2019	Dec. 31, 2018	Change

Segment net sales	$1,536.9	$1,618.8	$(81.9)

Segment income	$46.2	$76.9	$(30.7)
Depreciation	83.3	86.2	(2.9)
Amortization	52.0	52.4	(0.4)
Segment EBITDA	181.5	215.5	(34.0)
Adjustments (1)	2.8	0.6	2.2
Adjusted Segment EBITDA	$184.3	$216.1	$(31.8)

(1) See Adjusted Net Income tables on page 10 for adjustments

Operating Highlights for the Three Months Ended December 31, 2019 compared to December 31, 2018:

Segment net sales decreased $82 million primarily due to $64 million of lower volumes, $11 million of lower selling price/mix on sales and $9 million of unfavorable foreign currency impacts. The Consumer Packaging segment delivered a Segment EBITDA margin of 11.8% and an Adjusted Segment EBITDA margin of 12.0%.

Segment income decreased by $31 million primarily due to an estimated $16 million impact from outages, the margin impact of lower pulp selling price/mix of $16 million and $11 million of lower volumes, partially offset by $8 million of higher prices for paperboard and converted products and $5 million of productivity improvements.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal first quarter ended December 31, 2019 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, January 30, 2020. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 9838309. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that we remain focused on organic growth, productivity, free cash flow generation and debt reduction. With respect to these statements, WestRock has made assumptions regarding, among other things, our ability to effectively integrate the operations of KapStone; the results and impacts of acquisitions; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. WestRock's businesses are subject to a number of risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation (including the Brazil tax liability); the impact of the Tax Cuts and Jobs Act; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended
	December 31,
	2019	2018

Net sales	$4,423.7	$4,327.4
Cost of goods sold	3,614.7	3,545.6
Selling, general and administrative, excluding intangible amortization	425.7	400.9
Selling, general and administrative intangible amortization	101.8	92.9
Gain on disposal of assets	(1.3)	(43.8)
Restructuring and other costs	30.1	54.4
Operating profit	252.7	277.4
Interest expense, net	(93.5)	(94.4)
Loss on extinguishment of debt	-	(1.9)
Pension and other postretirement non-service income	26.7	17.3
Other expense, net	(3.7)	(2.7)
Equity in income of unconsolidated entities	3.8	6.8
Income before income taxes	186.0	202.5
Income tax expense	(46.5)	(62.7)
Consolidated net income	139.5	139.8
Less: Net income attributable to noncontrolling interests	(1.0)	(0.7)
Net income attributable to common stockholders	$138.5	$139.1

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$138.5	$139.1
Less: Distributed and undistributed income available to participating securities	-	-
Distributed and undistributed income available to common stockholders	$138.5	$139.1

Diluted weighted average shares outstanding	259.9	259.5

Diluted earnings per share	$0.53	$0.54

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended
	December 31,
	2019	2018
Net sales:

Corrugated Packaging	$2,909.5	$2,733.8
Consumer Packaging	1,536.9	1,618.8
Land and Development	18.9	13.9
Intersegment Eliminations	(41.6)	(39.1)
Total net sales	$4,423.7	$4,327.4

Income before income taxes:

Corrugated Packaging	$283.4	$246.8
Consumer Packaging	46.2	76.9
Land and Development	1.4	0.7
Total segment income	331.0	324.4

Gain on sale of certain closed facilities	0.5	50.5
Restructuring and other costs	(30.1)	(54.4)
Non-allocated expenses	(18.2)	(19.0)
Interest expense, net	(93.5)	(94.4)
Loss on extinguishment of debt	-	(1.9)
Other expense, net	(3.7)	(2.7)
Income before income taxes	$186.0	$202.5

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)

	Three Months Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Consolidated net income	$139.5	$139.8
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	381.2	359.1
Cost of real estate sold	16.1	11.0
Deferred income tax expense	3.1	14.3
Share-based compensation expense	13.8	17.4
Pension and other postretirement funding (more) than expense (income)	(23.7)	(12.8)
Other impairment adjustments	2.2	2.8
Gain on disposal of plant and equipment and other, net	(0.9)	(43.2)
Other	(13.2)	(18.3)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	153.9	169.7
Inventories	(83.9)	(71.4)
Other assets	(71.1)	(17.8)
Accounts payable	(47.5)	(148.5)
Income taxes	(2.8)	(11.5)
Accrued liabilities and other	(35.5)	(87.5)
Net cash provided by operating activities	431.2	303.1

Investing activities:

Capital expenditures	(374.8)	(322.0)
Cash paid for purchase of businesses, net of cash acquired	-	(3,342.9)
Investment in unconsolidated entities	(0.3)	-
Proceeds from sale of property, plant and equipment	7.9	88.0
Proceeds from property, plant and equipment insurance settlement	1.4	-
Other	4.9	4.1
Net cash used for investing activities	(360.9)	(3,572.8)

Financing activities:

Proceeds from issuance of notes	-	1,498.5
(Repayments) additions to revolving credit facilities	(40.1)	133.6
Additions to debt	101.4	3,806.1
Repayments of debt	(4.0)	(2,847.9)
Changes in commercial paper, net	10.9	447.7
Other financing (repayments) additions	(16.2)	14.6
Issuances of common stock, net of related minimum tax withholdings	15.5	12.9
Purchases of common stock	-	(44.2)
Cash dividends paid to stockholders	(120.0)	(116.1)
Cash distributions paid to noncontrolling interests	(0.3)	(2.2)
Other	(8.5)	(6.4)
Net cash (used for) provided by financing activities	(61.3)	2,896.6
Effect of exchange rate changes on cash and cash equivalents	(4.2)	(3.0)
Increase (decrease) in cash and cash equivalents and restricted cash	4.8	(376.1)
Cash and cash equivalents, and restricted cash at beginning of period	151.6	636.8
Cash and cash equivalents, and restricted cash at end of period	$156.4	$260.7

Supplemental disclosure of cash flow information:

Cash paid (received) during the period for:
Income taxes, net of refunds	$45.1	$55.8
Interest, net of amounts capitalized	$53.1	$25.0

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	December 31,	September 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$156.4	$151.6
Accounts receivable (net of allowances of $53.1 and $53.2)	2,061.7	2,193.2
Inventories	2,189.7	2,107.5
Other current assets	537.5	496.2
Assets held for sale	7.3	25.8
Total current assets	4,952.6	4,974.3

Property, plant and equipment, net	11,281.1	11,189.5
Goodwill	7,327.0	7,285.6
Intangibles, net	3,968.0	4,059.5
Restricted assets held by special purpose entities	1,272.7	1,274.3
Prepaid pension asset	257.2	224.7
Other assets	1,878.2	1,148.8
Total Assets	$30,936.8	$30,156.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$565.1	$561.1
Accounts payable	1,781.0	1,831.8
Accrued compensation and benefits	375.7	470.4
Other current liabilities	725.0	571.8
Total current liabilities	3,446.8	3,435.1

Long-term debt due after one year	9,649.3	9,502.3
Pension liabilities, net of current portion	286.5	294.0
Postretirement medical liabilities, net of current portion	164.1	162.1
Non-recourse liabilities held by special purpose entities	1,143.1	1,145.2
Deferred income taxes	2,891.7	2,878.0
Other long-term liabilities	1,513.0	1,053.9
Redeemable noncontrolling interests	1.8	1.9

Total stockholders' equity	11,825.2	11,669.9
Noncontrolling interests	15.3	14.3
Total Equity	11,840.5	11,684.2
Total Liabilities and Equity	$30,936.8	$30,156.7

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA and Adjustments to Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings per Diluted Share are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended December 31, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$186.0	$(46.5)	$139.5
Restructuring and other items	n/a	n/a	n/a	30.1	(7.7)	22.4
Hurricane Michael recovery of direct costs, net	(16.0)	-	-	(16.0)	3.9	(12.1)
Accelerated depreciation on major capital projects and certain plant closures (2)	n/a	n/a	n/a	11.6	(2.9)	8.7
North Charleston and Florence transition and reconfiguration costs (2)	13.2	-	-	15.3	(3.7)	11.6
Losses at closed plants, transition and start-up costs (2)	3.8	0.4	-	4.4	(1.1)	3.3
Gain on sale of certain closed facilities	n/a	n/a	n/a	(0.5)	0.1	(0.4)
Land and Development operating results	n/a	n/a	(1.4)	(1.3)	0.3	(1.0)
Brazil indirect tax (3)	(21.1)	(2.0)	-	(33.8)	10.6	(23.2)
Other (3)	-	4.4	-	5.3	(1.3)	4.0
Adjustments/ Adjusted Results	$(20.1)	$2.8	$(1.4)	$201.1	$(48.3)	$152.8
Noncontrolling interests						(1.0)
Adjusted Net Income						$151.8

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.
(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is interest income.

	Three Months Ended December 31, 2018

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$202.5	$(62.7)	$139.8
Restructuring and other items	n/a	n/a	n/a	54.4	(0.9)	53.5
Direct expenses from Hurricane Michael, net of related proceeds	39.8	-	-	39.8	(9.8)	30.0
Inventory stepped-up in purchase accounting, net of LIFO	24.7	-	-	24.7	(6.0)	18.7
Accelerated depreciation on major capital projects and certain plant closures (2)	n/a	n/a	n/a	8.9	(2.3)	6.6
Interest accretion and other	n/a	n/a	n/a	(5.5)	1.3	(4.2)
Losses at closed plants, transition and start-up costs (2)	0.5	0.6	-	2.3	(0.6)	1.7
Gain on sale of certain closed facilities	n/a	n/a	n/a	(50.5)	12.4	(38.1)
Loss on extinguishment of debt	n/a	n/a	n/a	1.9	(0.5)	1.4
Land and Development operating results	n/a	n/a	(0.7)	(0.7)	0.2	(0.5)
Impact of the Tax Cuts and Jobs Act	n/a	n/a	n/a	-	4.1	4.1
Other	3.1	-	0.7	3.8	(0.9)	2.9
Adjustments/ Adjusted Results	$68.1	$0.6	$-	$281.6	$(65.7)	$215.9
Noncontrolling interests						(0.7)
Adjusted Net Income						$215.2

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense benefit" and "Consolidated net income", respectively, as reported on the statements of income.
(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Adjusted earnings per diluted share to Earnings per diluted share.

	Three Months Ended
	Dec. 31, 2019	Dec. 31, 2018

Earnings per diluted share	$0.53	$0.54

Restructuring and other items	0.09	0.21
Inventory stepped-up in purchase accounting, net of LIFO	-	0.07
Direct (recoveries) expenses from Hurricane Michael, net of related proceeds	(0.05)	0.12
Accelerated depreciation on major capital projects and certain plant closures	0.03	0.02
North Charleston and Florence transition and reconfiguration costs	0.04	-
Interest accretion and other	-	(0.02)
Losses at closed plants, transition and start-up costs	0.01	-
Gain on sale of certain closed facilities	-	(0.15)
Loss on extinguishment of debt	-	0.01
Land and Development operating results	-	-
Impact of Tax Cuts and Jobs Act	-	0.02
Brazil indirect tax	(0.09)	-
Other	0.02	0.01
Adjusted earnings per diluted share	$0.58	$0.83

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarter ended December 31, 2019 and 2018 (in millions, except percentages):

Reconciliation for the Quarter Ended December 31, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,909.5	$1,536.9	$18.9	$(41.6)	$4,423.7
Less: Trade sales	(99.2)	-	-	-	(99.2)
Adjusted Segment Sales	$2,810.3	$1,536.9	$18.9	$(41.6)	$4,324.5

Segment income (1)	$283.4	$46.2	$1.4	$-	$331.0
Non-allocated expenses	-	-	-	(18.2)	(18.2)
Depreciation & amortization	244.3	135.3	-	1.6	381.2
Segment EBITDA	527.7	181.5	1.4	(16.6)	694.0
Adjustments (2)	(20.1)	2.8	(1.4)	-	(18.7)
Adjusted Segment EBITDA	$507.6	$184.3	$-	$(16.6)	$675.3

Segment EBITDA Margins	18.1%	11.8%
Adj. Segment EBITDA Margins	18.1%	12.0%

(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 10 for adjustments

Corrugated Reconciliation for the Quarter Ended December 31, 2019

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,553.1	$107.6	$248.8	$2,909.5
Less: Trade sales	(99.2)	-	-	(99.2)
Adjusted Segment Sales	$2,453.9	$107.6	$248.8	$2,810.3

Segment income (2)	$249.3	$29.0	$5.1	$283.4
Depreciation & amortization	225.1	13.3	5.9	244.3
Segment EBITDA	474.4	42.3	11.0	527.7
Adjustments (3)	0.2	(20.3)	-	(20.1)
Adjusted Segment EBITDA	$474.6	$22.0	$11.0	$507.6

Segment EBITDA Margins	18.6%	39.3%		18.1%
Adj. Segment EBITDA Margins	19.3%	20.4%		18.1%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) Segment income includes pension and other postretirement income (expense)
(3) See the Adjusted Net Income tables on page 10 for adjustments
Reconciliation for the Quarter Ended December 31, 2018

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,733.8	$1,618.8	$13.9	$(39.1)	$4,327.4
Less: Trade sales	(100.0)	-	-	-	(100.0)
Adjusted Segment Sales	$2,633.8	$1,618.8	$13.9	$(39.1)	$4,227.4

Segment income (1)	$246.8	$76.9	$0.7	$-	$324.4
Non-allocated expenses	-	-	-	(19.0)	(19.0)
Depreciation & amortization	218.5	138.6	-	2.0	359.1
Segment EBITDA	465.3	215.5	0.7	(17.0)	664.5
Adjustments (2)	68.1	0.6	(0.7)	0.7	68.7
Adjusted Segment EBITDA	$533.4	$216.1	$-	$(16.3)	$733.2

Segment EBITDA Margins	17.0%	13.3%
Adj. Segment EBITDA Margins	20.3%	13.3%

(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 10 for adjustments

Corrugated Reconciliation for the Quarter Ended December 31, 2018

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,451.3	$108.8	$173.7	$2,733.8
Less: Trade sales	(100.0)	-	-	(100.0)
Adjusted Segment Sales	$2,351.3	$108.8	$173.7	$2,633.8

Segment income (loss) (2)	$235.1	$14.4	$(2.7)	$246.8
Depreciation & amortization	197.0	15.7	5.8	218.5
Segment EBITDA	432.1	30.1	3.1	465.3
Adjustments (3)	62.0	-	6.1	68.1
Adjusted Segment EBITDA	$494.1	$30.1	$9.2	$533.4

Segment EBITDA Margins	17.6%	27.7%		17.0%
Adj. Segment EBITDA Margins	21.0%	27.7%		20.3%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) Segment income (loss) includes pension and other postretirement income (expense)
(3) See the Adjusted Net Income tables on page 10 for adjustments

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. We believe “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the three months ended December 31, 2019 and December 31, 2018 (in millions):

	Three Months Ended
	Dec. 31, 2019	Dec. 31, 2018
Net cash provided by operating activities	$431.2	$303.1
Plus: Cash Restructuring and other costs, net of income tax benefit of $7.2 and $14.5	22.2	44.6
Adjusted Operating Cash Flow	453.4	347.7
Less: Capital expenditures	(374.8)	(322.0)
Adjusted Free Cash Flow	$78.6	$25.7

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com

Media:
John Pensec, 470-328-6397
Director, Corporate Communications
mediainquiries@westrock.com